UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LUNA INNOVATIONS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	54-1560050
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 South Jefferson Street, Suite 130, Roanoke, Virginia 24011

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which Each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-131764

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

Luna Innovations Incorporated (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-131764), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2006 or subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

The following exhibits are filed herewith or incorporated by reference herein as indicated below:

3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effective upon the closing of the offering.

3.4*	Form of Amended and Restated Bylaws of the Registrant to be in effective upon the closing of the offering.

4.1*	Specimen Common Stock certificate of the Registrant.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Luna Innovations Incorporated filed on February 10, 2006, as amended (File No. 333-131764).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 17, 2006	LUNA INNOVATIONS INCORPORATED

	By:	/s/ Aaron S. Hullman
Aaron S. Hullman Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effective upon the closing of the offering.

3.4*	Form of Amended and Restated Bylaws of the Registrant to be in effective upon the closing of the offering.

4.1*	Specimen Common Stock certificate of the Registrant.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Luna Innovations Incorporated filed on February 10, 2006, as amended (File No. 333-131764).